EXHIBIT 23



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36295) pertaining to the First Financial Corporation 401(k) Profit-Sharing Plan and Trust and in the related prospectus of our report dated May 23, 1997, with respect to the financial statements and schedules of the First Financial Corporation 401(k) Profit-sharing Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                          /s/ Ernst & Young LLP

Milwaukee, Wisconsin
June 27, 1997